Exhibit 3.4

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A 205) Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Coil Tubing Technology Holdings, Inc.
Name of constituent entity

Texas	Corporation
Jurisdiction	Entity type*

and,

Coil Tubing Technology Holdings, Inc.
Name of constituent entity

Nevada	Corporation
Jurisdiction	Entity type*

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)
☐ The entire plan of conversion is attached to these articles.
☒The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form AM Conversion 2003
Revised on: 10/21/05

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO MRS 92A.205) Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) * : __________________________________________

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Coil Tubing Technology Holdings, Inc.
Name of constituent entity

Signature /s/ Jerry Swinford	Title CEO	Date 05/24/07

*     Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity's' articles.

Filing Fee $350.00

This form must be accompanied by appropriate fees.
Nevada Secretary of State Form AM Conversion.2003
Revised on: 10/21/05